UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 23, 2006, Meade Instruments Corp. (the "Company") issued a press release announcing that it had received a Nasdaq Staff Determination on October 18, 2006 indicating that the Company’s failure to timely file the Form 10-Q for the quarter ended August 31, 2006, as required by NASDAQ Marketplace Rule 4310(c)(14), could serve as a separate basis for the delisting of the Company’s stock from The NASDAQ Global Market.

As previously announced, a NASDAQ Listing Qualifications Panel determined to continue the listing of the Company’s securities on The NASDAQ Global Market, subject to the filing of the Company’s Form 10-K for the fiscal year ended February 28, 2006 and the Form 10-Q for the quarter ended May 31, 2006 by no later than November 27, 2006.

The NASDAQ Staff’s October 18, 2006 letter provided the Company with the opportunity to submit a written response to the additional deficiency notice for the NASDAQ Listing Qualification Panel’s review. The Company intends to provide the requested update prior to the deadline to do so on October 25, 2006, pursuant to which it will request an additional period of time to file its Form 10-Q for the quarter ended August 31, 2006. While the Company is hopeful that the NASDAQ Panel will grant the Company’s request, there can be no assurance that it will do so.

A copy of the press release issued by the Company on October 23, 2006 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

October 23, 2006	By:	Brent W. Christensen

Name: Brent W. Christensen
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 23, 2006.